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                                                                    EXHIBIT 10.2

                              POST PROPERTIES, INC.

                            2003 INCENTIVE STOCK PLAN

                           NON-INCENTIVE STOCK OPTION

                               OPTION CERTIFICATE

Post Properties, Inc., a Georgia corporation, in accordance with the Post Properties, Inc. 2003 Incentive Stock Plan, hereby grants an Option to ROBERT C. GODDARD, LLL, or "Director", to purchase from Post 100,000 shares of Common Stock of Post Properties, Inc. at an Option Price per share equal to $26.07, which grant shall be subject to all of the terms and conditions set forth in this Option Certificate and in the Plan. This grant has been made as of JULY 17, 2003, which shall be referred to as the "Grant Date", and this Option is not intended to satisfy the requirements of Section 422 of the Code and thus shall be referred to as a Non-ISO.

                                        POST PROPERTIES, INC.

                                        By: /s/ David P. Stockert
                                            ------------------------------------
                                            David P. Stockert
                                            Chief Executive Officer & President

                              TERMS AND CONDITIONS

         Section 1. Plan. This Non-ISO grant is subject to all the terms and conditions set forth in the Plan and this Option Certificate, and all the terms in this Option Certificate which begin with a capital letter either are defined in this Option Certificate or in the Plan. If a determination is made that any term or condition set forth in this Option Certificate is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Director upon written request to the Secretary of Post.

         Section 2. Section 16(a). If Director, at the time he proposes to exercise any rights under this Non-ISO, is an officer or member of the Board, or is filing ownership reports with the Securities and Exchange Commission under
Section 16(a) of the Exchange Act, then Director should consult Post before Director exercises such rights to determine whether the securities law might subject him to additional restrictions upon the exercise of such rights.

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         Section  3. Date Exercisable.

         (a) General Rule. Subject to Section 3(b), Director shall have the right under this Option Certificate to exercise this Non-ISO with respect to:

                  (1) the first one-fifth of the shares of Stock underlying the grant of this Non-ISO (rounding down to the nearest whole number) only if he remains a member of the Board through the first anniversary of the Grant Date,

                  (2) the second one-fifth of the shares of Stock underlying the grant of this Non-ISO (rounding down to the nearest whole number) only if he remains a member of the Board through the second anniversary of the Grant Date,

                  (3) the third one-fifth of the shares of Stock underlying the grant of this Non-ISO (rounding down to the nearest whole number) only if he remains a member of the Board through the third anniversary of the Grant Date,

                  (4) the fourth one-fifth of the shares of Stock underlying the grant of this Non-ISO (rounding down to the nearest whole number) only if he remains a member of the Board through the fourth anniversary of the Grant Date, and

                  (5) the balance of the shares of Stock underlying the grant of this Non-ISO only if he remains a member of the Board through the fifth anniversary of the Grant Date.

         (b)      Acceleration of Exercise Rights and Time to Exercise Option.

                  (1) Before A Change in Control. If Director's status as a member of the Board terminates before the Effective Date of a Change in Control as a result of

                           (a) his failure to be nominated for election as a member of the Board after affirmatively and in good faith seeking such nomination,

                           (b) his failure to be elected a member of the Board after affirmatively and in good faith seeking such election, or

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                           (c)      his resignation following his failure to be
                                    elected as Chairman of the Board after
                                    affirmatively and in good faith seeking such election,

                           then the date his status as a member of the Board terminates shall be treated as the fifth anniversary of the Grant Date, this Non-ISO shall immediately be exercisable in full and Director's right to exercise this Non-ISO in full shall expire on the earlier of
                           (1) the second anniversary of the date his status as a member of the Board so terminates or (2) the 10th anniversary of the Grant Date.

                  (2) After A Change in Control. If Director's status as a member of the Board terminates on or after the Effective Date of a Change in Control as a result of

                           (a) his failure to be nominated for election as a member of the Board at his first opportunity to be so nominated following such Change in Control,

                           (b) his failure to be elected a member of the Board at his first opportunity to be so elected following such Change in Control, or

                           (c) his resignation following his failure to be elected as Chairman of the Board at his first opportunity to be so elected following such Change in Control,

                           then the date his status as a member of the Board terminates shall be treated as the fifth anniversary of the Grant Date, this Non-ISO shall immediately be exercisable in full and Director's right to exercise this Non-ISO in full shall expire on the 10th anniversary of the Grant Date.

                  (3) Disability or Death. If Director's status as a member of the Board terminates as a result of his Disability (as defined in Section 3(c)) or death, then the date his status as a Director so terminates shall be treated as the fifth anniversary of the Grant Date, this Non-ISO shall immediately be exercisable in full and Director's right to exercise this Non-ISO in full shall expire on the earlier of (a) the first anniversary of his Service the date his status as a member of the Board so terminates or (b) the 10th anniversary of the Grant Date.

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                  (4)      Vesting Date. If Director reaches his Vesting Date
                           and there is no interruption in his status as a member of the Board between the Grant Date and his Vesting Date, then the date he reaches his Vesting Date shall be treated as the fifth anniversary of the Grant Date, this Non-ISO shall immediately be exercisable in full and Director's right to exercise this Non-ISO in full shall expire on the 10th anniversary of the Grant Date.

                  (5) Other. If Director's status as a member of the Board terminates for any reason other than a reason described in Section 3(b)(1) through Section 3(b)(3), then Director's right to exercise this Option (to the extent exercisable under Section 3(a)) shall expire on the earlier of (a) the first anniversary of the date his status as a member of the Board terminates or (b) the 10th anniversary of the Grant Date.

         (c)      Definitions.

                  (1) Change in Control. The term "Change in Control" for purposes of this Option Certificate shall mean:

                           (a) a "change in control" of Post of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Exchange Act as in effect on the Grant Date.

                           (b) a "person" (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Post;

                           (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the Grant Date) constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

                           (d) the shareholders of Post approve any reorganization, merger, consolidation or share exchange as a result of

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                                    which the common stock of Post shall be
                                    changed, converted or exchanged into or for securities of another organization (other than a merger with a Post Affiliate or a wholly-owned subsidiary of Post) or any dissolution or liquidation of Post or any sale or the disposition of 50% or more of the assets or business of Post; or

                           (e) the shareholders of Post approve any reorganization, merger, consolidation or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Post immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 3(c)(1)(e)(i)) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 3(c)(1)(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in
                                    Section 3(c)(1)(e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Post by the persons described in
                                    Section 3(c)(1)(e)(i) immediately before the consummation of such transaction.

                  (2) Disability. Director's service as a member of the Board shall be treated as terminating by reason of a "Disability" if the Committee determines that his service terminated because he no longer was able to perform the essential functions of his position as a result of a physical or mental illness with or without a reasonable accommodation by Post with respect to such illness.

                  (3) Effective Date. The term "Effective Date" for purposes of this Option Certificate shall mean either the date which includes the

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                           "closing" of the transaction which makes a Change in
                           Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

                  (4) Exchange Act. The term "Exchange Act" for purposes of this Option Certificate shall mean the Securities Exchange Act of 1934, as amended.

                  (5) Gross Up Payment. The term "Gross Up Payment" for purposes of this Option Certificate means a payment to or on behalf of Director which shall be sufficient to pay (a) any excise tax described in Section 10 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (c) any interest or penalties assessed by the Internal Revenue Service on Director which are related to the payment of such excise tax unless such interest or penalties are attributable to Director's willful misconduct or gross negligence.

                  (6) Vesting Date. The term "Vesting Date" for purposes of this Option Certificate means the date Director reaches age 65 or, if earlier, the date he reaches at least age 55 and his age (in full years) plus his full years of continuous service as a member of the Board equals 65.

         Section 4. Life of Non-ISO. This Non-ISO shall expire and shall not be exercisable for any reason on or after the 10th anniversary of the Grant Date.

         Section 5. Method of Exercise of Non-ISO. Director may exercise this Non-ISO in whole or in part (to the extent this Non-ISO is otherwise exercisable under Section 3) on any normal business day of Post by (1) delivering this Option Certificate to Post, together with written notice of the exercise of such Non-ISO, and (2) simultaneously paying to Post the Option Price. The payment of such Option Price shall be made either in cash, by check acceptable to Post, by delivery to Post of certificates (properly endorsed) for shares of Stock registered in Director's name, or in any combination of such cash, check, and Stock which results in payment in full of the Option Price. Stock which is so tendered as payment (in whole or in part) of the Option Price shall be valued at its Fair market Value on the date the Non-ISO is exercised.

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         Section 6. Delivery. Post shall deliver a properly issued certificate for any Stock purchased pursuant to the exercise of this Non-ISO as soon as practicable after such exercise, and such delivery shall discharge Post of all of its duties and responsibilities with respect to this Non-ISO.

         Section 7. Nontransferable. No rights granted under this Non-ISO shall be transferable by Director other than by will or by the laws of descent and distribution, and the rights granted under this Non-ISO shall be exercisable during Director's lifetime only by Director. The person or persons, if any, to whom this Non-ISO is transferred by will or by the laws of descent and distribution shall be treated after Director's death the same as Director under this Option Certificate.

         Section 8. No Right to Continue Service. Neither the Plan, this Non-ISO, nor any related material shall give Director the right to be nominated or elected as a member of the Board or as the Chairman of the Board.

         Section 9. Stockholder Status. Director shall have no rights as a stockholder with respect to any shares of Stock under this Non-ISO until such shares have been duly issued and delivered to Director, and no adjustment shall be made for dividends of any rights or any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock, except as expressly set forth in the Plan.

         Section 10. Tax Protection. If Post or Post's independent accountants (which shall consider such issue upon the reasonable request of Director) determine that any acceleration of the right to exercise this Option and any other benefits called for under this Option Certificate together with any other payments and benefits made available to Director by Post or a Post Affiliate will result in Director being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Director as a result of any such payments and other benefits, Post shall make a Gross Up Payment to or on behalf of Director as and when any such determination or assessment is made, provided Director takes such action (other than waiving Director's right to any payments or benefits in excess of the payments or benefits which Director has expressly agreed to waive under this Section 10) as Post reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Post or Post's independent accountants make such a determination and, further, determine that Director will not be subject to any such excise tax if Director waives Director's right to receive a part of such payments or benefits and such part does not exceed $25,000, Director shall irrevocably waive Director's right to receive such part if an independent accountant or lawyer retained by Director and paid by Post agrees with the determination made by Post or Post's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 10 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Post reasonably requests that Director take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Director's right to any

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payments or benefits in excess of the payments or benefits which Director has expressly agreed to waive under this Section 10) and Director complies with such request, Post shall provide Director with such information and such expert advice and assistance from Post's independent accountants, lawyers and other advisors as Director may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

         Section 11. Other Laws. Post shall have the right to refuse to issue or transfer any Stock under this Non-ISO if Post, acting in its absolute discretion, determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Non-ISO shall be promptly refunded to Director and Post at that point shall have the right to cancel this Non-ISO or to take such other action with respect to this Non-ISO as Post deems appropriate under the circumstances.

         Section 12. Governing Law. The Plan and this Non-ISO shall be governed by the laws of the State of Georgia.

         Section 13. Binding Effect. This Non-ISO shall be binding upon Post and Director and their respective heirs, executors, administrators and successors.

         Section 14. References. Any references to sections (Section) in this Option Certificate shall be to sections (Section) of this Option Certificate unless otherwise expressly stated as part of such reference.

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